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Exhibit 10.19(B)

FIRST AMENDMENT
TO INTERCREDITOR AGREEMENT

        THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (the "Amendment") is made and dated as of the 12th day of April, 2004 by and between WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as such term and other capitalized terms not otherwise defined herein are defined in the Intercreditor Agreement referred to in Recital A below) under the Credit Facility Documents and as Bailee under the Intercreditor Agreement, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the "Noteholder Trustee") for the Noteholders.

RECITALS

        A.    The Administrative Agent and the Noteholder Trustee are parties to that certain Intercreditor Agreement dated as of November 13, 2003 (as amended, extended, and replaced from time to time, the "Intercreditor Agreement").

        B.    The Company and the Parent have informed the Administrative Agent and the Lenders that the Company intends to issue an additional $20,000,000.00 in principal amount of the Notes pursuant to the Indenture (the "2004 Add-On Notes").

        C.    The Parent and the Company have asked the Administrative Agent and the Lenders to approve the issuance of the 2004 Add-On Notes and to amend the Credit Agreement and certain of the other Credit Facility Documents in certain respects consistent with such approval.

        D.    As a condition precedent to the Administrative Agent and the Lenders agreement to approve the issuance of the 2004 Add-On Notes and to amend the Credit Facility Documents to accommodate such transaction, the Administrative Agent and the Lenders require that the Intercreditor Agreement be modified in certain respects, as set forth more particularly below.

        NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        1.    Amendment and Other Modifications.    The parties hereto hereby agree that:

          (a)   The definition of the term "Noteholder Documents" set forth in Section 1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

            "Noteholder Documents" means the Indenture, the Notes, the Noteholder Guarantees, the Noteholder Pledge Agreement and any other document or instrument, whether existing or hereafter given to the Noteholder Trustee in respect of the Noteholder Obligations, as any of the same may be amended, extended or replaced from time to time and including any now existing or hereafter arising supplement to any of the foregoing."

          (b)   The definition of the term "Noteholder Default" set forth in Section 1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

            "'Noteholder Default' means any default under the Indenture that causes, whether automatically or by reason of the exercise of optional acceleration, all of the Noteholder Obligations to become due and payable."

          (c)   The definition of the term "Notes" as used in the Intercreditor Agreement shall be deemed to include the 2004 Add-On Notes and any other additional notes issued pursuant to the Indenture.

          (d)   The definition of the term "Indenture" as used in the Intercreditor Agreement shall be deemed to include any supplemental indenture entered into in connection with the 2004 Add-On Notes and any other supplemental indentures.

          (e)   The definition of the term "Noteholder Obligations" as used in the Intercreditor Agreement shall be deemed to include the obligations of the Obligors with respect to the 2004 Add-On Notes and any other additional notes issued pursuant to the Indenture.

          (f)    The references to Section 4(d) of the Intercreditor Agreement in the definitions of the terms "Standstill Period" and "Standstill Termination Date" set forth in Section 1 of the Intercreditor Agreement were originally intended to be and are hereinafter deemed to be references to Section 4(c) of the Intercreditor Agreement.

          (g)   Subsection (4) of Section 4(c) of the Intercreditor Agreement was numbered incorrectly and is hereinafter deemed to be subsection (3).

        2.    Reaffirmation.    Each of the Administrative Agent, the Bailee and the Noteholder Trustee hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Intercreditor Agreement except to the extent expressly amended hereby, and (b) except as expressly amended hereby, the Intercreditor Agreement remains in full force and effect as written.

        3.    Counterparts.    This Amendment may be executed (including by facsimile transmission) in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Signatures Page Following]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent for itself and for each of the Lenders
By:	/s/ Alex Y. Kim Alex Y. Kim, Vice President
BAILEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Bailee
By:	/s/ Alex Y. Kim Alex Y. Kim, Vice President
NOTEHOLDER TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION
as Noteholder Trustee
By:	/s/ Kathy A. Larimore
Name:	Kathy A. Larimore
Title:	Vice President

ACKNOWLEDGMENT BY OBLIGORS

        Each of the undersigned Obligors hereby acknowledges and agrees to the terms provisions contained in the foregoing Amendment and agrees to be bound by the provisions thereof as they relate to the relative rights of the Benefited Parties. Each of the Obligors further agrees that the terms of the Intercreditor Agreement (as amended) do not give any Obligor any substantive rights against any Benefited Party or the Bailee, and no Obligor shall use the violation of the Intercreditor Agreement (as amended) by any party as a defense to the enforcement by any Benefited Party of any rights under the Credit Facility Documents or the Noteholder Documents.

DOLLAR FINANCIAL GROUP, INC., a New York corporation
/s/ Donald Gayhardt Donald Gayhardt, President and Chief Financial Officer
ANY KIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DFG HOLDINGS, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
DOLLAR FINANCIAL INSURANCE CORP.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA.
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEYMART, INC.
MONEY MART EXPRESS, INC.
PACIFIC RING ENTERPRISES, INC.
PD RECOVERY, INC.
/s/ Donald Gayhardt Donald Gayhardt, President and Chief Financial Officer

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FIRST AMENDMENT TO INTERCREDITOR AGREEMENT